Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement (No. 333-148315) of VeraSun Energy Corporation of our reports dated March 11, 2008 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of VeraSun Energy Corporation for the year ended December 31, 2007.

Sioux Falls, South Dakota

March 28, 2008